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                                                                     EXHIBIT 3.4

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                           MELVILLE BIOLOGICS, INC.
                            Pursuant to Section 242
                       of the General Corporation Law of
                             the State of Delaware



        Melville Biologics, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

        That, by a unanimous consent of the Board of Directors of the Corporation in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, a resolution was duly adopted, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The Stockholders of the Corporation have duly approved said amendment in accordance with Section 228, including the notice provisions thereof, and Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

        RESOLVED, that the Certificate of Incorporation of the Company, as amended to date, be further amended by amending the Article First thereof to read in its entirety as follows:

                 "The name of the Corporation is V.I. Technologies, Inc."

        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and attested to by its Secretary this 22nd day of August, 1996.

                                        MELVILLE BIOLOGICS, INC.


                                        By: /s/ Thomas R. Ostermueller
                                           ------------------------------
                                           Thomas R. Ostermueller
                                           President


ATTEST:


By: /s/ Joanne Leonard
   -----------------------------
        Assistant Secretary

[Corporate Seal]